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                                                              EXHIBIT 99.(a)(7)

                             NOTICE OF WITHDRAWAL
                                      OF
          PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST
                                      OF
                          PROMETHEUS INCOME PARTNERS
                                      TO
                          PIP PARTNERS-GENERAL, LLC
          PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 8, 1996


                                                         Tax Identification No.


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                         INSTRUCTIONS FOR WITHDRAWAL

A written or facsimile transmission of a Notice of Withdrawal may be submitted at any time prior to the Expiration Date (or any extensions thereof) to the Depositary for the PIP Partners - General LLC Offer:

                    To: IBJ Schroder Bank & Trust Company

          By Mail                              By Courier or Hand Delivery
          -------                              ---------------------------
   Bowling Green Station                             One State Street
 Attention: Reorganization               Attention: Securities Processing Window
   Operations Department                            Subcellar One (SC-1)
New York, New York 10274-0084                     New York, New York 10004


        By Facsimile                              To Confirm by Telephone
        ------------                              -----------------------

       (212) 858-2611                                 (212) 858-2103

     Please refer to the procedures for withdrawal set forth in Section 4
                 "Withdrawal Rights" in the Offer to Purchase
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To: IBJ Schroder Bank & Trust Company, Depositary

Ladies/Gentlemen:
        Unless otherwise indicated in the box below, the units of limited partnership interest ("Units") of the Partnership as listed below which were previously tendered pursuant to the PIP Partners - General, LLC Offer to Purchase dated November 8, 1996, are hereby withdrawn. Unless otherwise indicated, the number of units being withdrawn are ALL of the Units tendered.


                          Number of Units Withdrawn
                          -------------------------

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                       LIMITED PARTNER(S) SIGNATURE BOX
                            (All Owners Must Sign)

If tendered by the Limited Partner(s) listed above, please sign exactly as your name(s) is/are printed (or corrected) above. For joint owners, each joint owner must sign. Note: The signatures of the persons signing this Withdrawal Notice must be the same as those signing the Letter of Transmittal previously submitted in every respect.

X
 --------------------------------------------------
     (Signature of Owner)                (Date)



X
 --------------------------------------------------
     (Signature of Co-Owner)             (Date)


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                          FIDUCIARY INFORMATION BOX


Complete this box only if signing as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity. Note: The signatures of the persons signing this Withdrawal Notice must be the same as those signing the Letter of Transmittal previously submitted in every respect.

Name(s) and Capacity
                    -------------------------------

Address:
                    -------------------------------

City, State, Zip:
                    -------------------------------

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